Exhibit 16.1

                                  BROWN & BROWN
                    Brown & Brown, LLP - Boston - Westborough
         Certified Public Accountants - Business and Financial Advisors


August 8, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Investors Capital Holdings, Ltd., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Investors Capital Holdings, Ltd. dated August 8, 2006. We are in agreement with the statements concerning our Firm contained therein.


Very truly yours,

/s/ Brown & Brown
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Brown & Brown, LLP